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                                                                    Exhibit 99.1

(NORTHERN BORDER PARTNERS, L.P. LOGO)       NEWS            13710 FNB Parkway
                                            RELEASE         Omaha, NE 68154-5200

                                            For Further Information
                                            Contact:

                                            Media Contact:
                                            Beth Jensen
                                            (402) 492-3400

                                            Investor Contacts:
                                            Ellen Konsdorf
                                            (877) 208-7318

NORTHERN BORDER PARTNERS, L.P.
TO SPEAK AT CONFERENCE

FOR IMMEDIATE RELEASE:  Thursday,  February 24, 2005

         OMAHA - Northern Border Partners, L.P. (NYSE - NBP) is participating in the Master Limited Partnership Investor Conference on Monday, February 28, 2005 in New York. Northern Border Partners will be among a number of energy partnerships participating in the conference. Jerry Peters, chief financial officer, will present information concerning the Company's performance, strategy and outlook.

         The Partnership will also reaffirm its guidance for 2005, stating that it continues to expect net income, excluding acquisitions, for 2005 to be in the range of $126 million to $131 million ($2.50 to $2.60 per unit); EBITDA to be approximately $345 million to $355 million; and DCF to be $174 million to $182 million.

         Reconciliations of 2004 and projected 2005 EBITDA and DCF computations to GAAP financial measures are available on the Partnership's website at www.northernborderpartners.com. A copy of the presentation slides and an audio webcast of the presentation will be available on the Northern Border Partners' web site beginning February 28, 2005.

       Northern Border Partners, L.P. is a publicly traded partnership formed to own, operate and acquire a diversified portfolio of energy assets. The Partnership owns and manages natural gas pipelines and is engaged in the gathering and processing of natural gas. More information can be found at http://www.northernborderpartners.com.

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Northern Border Partners, L.P. believes that its expectations are based on reasonable assumptions, it can give no assurance that such expectations will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements include natural gas development in the Western Canadian Sedimentary Basin; competitive conditions in the overall natural gas and electricity markets; our ability to market pipeline capacity on favorable terms; performance of contractual obligations by the shippers; our ability to recover costs in pipeline rates relating to the settlement with the Fort Peck Tribes on rights-of-way and tax issues; prices of natural gas and natural gas liquids; the rate of development, gas quality, and competitive conditions in gas fields near the Partnership's natural gas gathering systems in the Powder River and Williston Basins and its investments in the Powder River and Wind River Basins; regulatory actions and receipt of expected regulatory clearances; regulatory actions relative to rate recovery of income tax allowances for partnerships; renewal of the coal slurry transportation contract under favorable terms and preparation for a possible temporary shutdown of the coal slurry pipeline; any costs related to changes in the systems and services currently provided to us by Enron Corp. and CrossCountry Energy and their affiliates and costs related to replacing these systems and services or transitioning them to ONEOK; actions by rating agencies; our ability to complete acquisitions or growth projects and their future performance; timely receipt of right-of-way, regulatory clearances and approval for the expansion projects; our ability to control operating costs; and conditions in the capital markets and our ability to access the capital markets.


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